EXHIBIT 10.1

BankofAmerica

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 (the “Amendment”) dated as of February 8, 2013, is between Bank of America, N.A. (the “Bank”) and Technical Communications Corporation (the “Borrower”).

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of February 22, 2012 (together with any previous amendments, the “Agreement”).

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 Paragraph 1.4 (a) is hereby amended to read in its entirety as follows:

1.4 (a) The interest rate is a rate per year equal to the Bank’s Prime Rate plus 2.75 percentage point(s).

2.2 Paragraph 7.1 is hereby amended to read in its entirety as follows:

7.1 Use of Proceeds.

(a) To use the proceeds of Facility No. 1 only for supporting cash-secured standby letters of credit.

2.3 Paragraph 7.2 is hereby amended to read in its entirety as follows:

7.2 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time. The Bank reserves the right, upon written notice to the Borrower, to require the Borrower to deliver financial information and statements to the Bank more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a) Within 120 days of the fiscal year end, the annual financial statements of the Borrower. These financial statements must be audited (with an opinion satisfactory to the Bank) by a Certified Public Accountant acceptable to the Bank.

(b) Within 120 days of the end of each fiscal year, a compliance certificate of the Borrower in the format as shown in Exhibit A, signed by an authorized financial officer and setting forth whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.

(c) Within 45 days after each period’s end (excluding the period ending in September), financial statements of the Borrower on Form 10-Q as provided to the U.S. Securities and Exchange Commission for the quarters ending in December, March and June.

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2.4 Paragraph 7.4 is hereby amended to read in its entirety as follows:

7.4 Tangible Net Worth. To maintain on a consolidated basis Tangible Net Worth equal to a least Ten Million and 00/100 Dollars ($10,000,000.00), measured annually.

“Tangible Net Worth” means the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Bank in a manner acceptable to the Bank in its sole discretion.

2.5 Paragraph 7.14 (a) is hereby amended to read in its entirety as follows:

7.14 (a) Any lawsuit over Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) against the Borrower or any Obligor.

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower’s powers, has been duly authorized, and does not conflict with any of the

Borrower’s organizational papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

4.1 If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery, and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

4.2 Payment by the Borrower of an amendment fee in the amount of Three Thousand Dollars and No Cents ($3,000.00).

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to the Dispute Resolution Provision, shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN

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PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE

SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

Bank of America, N.A.

	By:	/s/ Laurence C. Harrington
Laurence C. Harrington, Senior Vice President

BORROWER(S):

Technical Communications Corporation
Witness

/s/ W. Neal Grinnell	By:	/s/ Michael P. Malone	(Seal)
Michael P. Malone, Chief Financial Officer and Treasurer

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